Exhibit 99.1

MMC REPORTS FIRST QUARTER 2005 RESULTS

NEW YORK, NEW YORK, May 3, 2005—Marsh & McLennan Companies, Inc. (MMC) today reported financial results for the quarter ended March 31, 2005. Consolidated revenues totaled $3.2 billion, and net income was $134 million, or $.25 per share. These results include pretax charges for restructuring, employee retention, incremental regulatory and compliance, and potential Putnam fund reimbursement expenses of approximately $225 million. Excluding these items, earnings per share would have been $.52. In the first quarter of 2004, net income was $446 million, or $.83 per share. Prior year quarterly results include settlement expenses, insurance recoveries relating to World Trade Center losses, severance, and regulatory and compliance costs, which reduced first quarter 2004 net income by $73 million. Excluding these items, earnings per share would have been $.96 per share. Additional information on these items and their effect on operating income and earnings per share is provided in the attached supplemental schedules on pages 11 and 12.

Michael G. Cherkasky, president and chief executive officer of MMC, said: “We continue to take steps across MMC to make it a stronger, more streamlined company. Marsh is executing its plan to simplify its management structure, improve efficiencies and account profitability, and increase transparency. These changes should enable Marsh to deliver profitable growth and margin expansion next year. Kroll had a strong quarter, as demand for its technology services increased significantly. Mercer Human Resource Consulting made significant progress in expanding its outsourcing capabilities and range of investment advice and services, including the combination of its existing benefits administration operations with Putnam’s defined contribution administration activities. Mercer’s specialty consulting businesses performed very well, reporting strong revenue growth. Putnam’s investment performance has continued to improve, reflecting changes made over the last 18 months. We continue to see a moderation in net redemptions.”

MMC now reports financial results in four segments:

o     Risk and Insurance Services, comprising risk management and insurance broking (Marsh), reinsurance broking and services (Guy Carpenter), and related insurance services;

o     Risk Consulting and Technology (Kroll);

o     Consulting, including Mercer Human Resource Consulting and Mercer's specialty consulting businesses; and

o     Investment Management (Putnam).

Risk and Insurance Services

Risk and insurance services revenues declined 11 percent in the quarter to $1.7 billion. Underlying revenues, excluding acquisitions and foreign exchange, declined 13 percent. Market services revenues declined $179 million to $32 million in the quarter. Excluding the loss of market services revenues, underlying revenues declined 5 percent.

Marsh’s risk management and insurance broking revenues declined 19 percent to $1.2 billion due to the termination of market services agreements, the effect of reduced insurance premium rates, and a lower volume of net new business. The decline was most significant in the United States, with modest declines in the rest of the world consistent with the softening of premium pricing.

Guy Carpenter reported first quarter revenues of $282 million, unchanged from 2004. Underlying revenues declined 2 percent. Carpenter’s new business in the quarter was stronger than the prior year quarter but was offset by the effect of higher risk retentions and lower premium rates in the reinsurance marketplace.

Related insurance services revenues rose 26 percent to $294 million, an 18 percent increase on an underlying basis. This reflects strong growth in claims management as well as higher investment gains in the quarter.

As expected, restructuring and other noteworthy expenses significantly affected risk and insurance services operating income of $171 million. Approximately $65 million of savings associated with the fourth quarter restructuring were more than offset by $96 million for additional restructuring, $43 million of incremental regulatory and compliance costs, and $15 million for employee retention programs in the first quarter. Bonus accruals for the full year are being kept flat to 2004 levels to assure that the proper levels of incentives are maintained in a challenging year. The elimination of market services revenues removed a significant seasonality factor that had a corresponding impact on bonus accruals. First quarter bonus accruals were $42 million higher than the prior year quarter. Additional restructuring charges are anticipated over the course of 2005 for severance and real estate costs.

Risk Consulting and Technology

Kroll performed well, reporting $264 million in revenues. Its growth was excellent, with particular strength in technology services’ electronic discovery and background screening operations. First quarter revenues also reflect the integration of portions of Marsh’s risk consulting operations. Operating income was $37 million for the quarter, including $16 million of identified intangible amortization.

Consulting

Consulting revenues increased 4 percent in the first quarter to $834 million. Underlying revenues increased 1 percent. Operating income of $84 million includes $10 million of retention expenses.

Mercer Human Resource Consulting reported revenues of $586 million, compared with $589 million last year. The reduction in underlying revenues was due to the decline in revenues associated with defined contribution plan assets previously administered by Putnam. The health and benefits business and the performance, rewards, and information business both reported good revenue growth. A modest decline in the retirement business was largely due to lower demand in the United Kingdom.

Mercer’s specialty consulting businesses produced $210 million in revenues, an increase of 17 percent from last year. Underlying revenues grew 13 percent. Mercer Management Consulting, Mercer Oliver Wyman, and NERA Economic Consulting each reported solid revenue growth.

Investment Management

Putnam’s revenues in the first quarter declined 12 percent to $398 million, in line with the year-over-year change in average assets under management. Average assets under management during the first quarter were $204 billion, compared with $234 billion in the first quarter of 2004. Total assets under management on March 31, 2005 were $199 billion, comprising $135 billion of mutual fund assets and $64 billion of institutional assets. Assets under management at year-end 2004 were $213 billion.

Putnam’s operating income of $49 million includes a charge of $30 million for the estimated cost that it believes will be necessary to address issues relating to the calculation of certain amounts paid by the Putnam mutual funds in previous years. The previous payments were cost reimbursements by the Putnam mutual funds to Putnam for transfer agent services relating to defined contribution operations.

The steps Putnam has taken over the last 18 months have led to an improvement in investment performance. For the one-year period ended March 31, 2005, 61 percent of all Putnam mutual fund A-share assets, including 50 percent of equity products and 95 percent of fixed income products, were above median for investment performance in their respective Lipper categories. Net redemptions of $9.7 billion in the quarter include $2.7 billion related to the termination of certain Putnam international alliances on the first day of 2005. Since then, net redemptions have been lower than they were in each of the previous five quarters. Putnam had modest gains in mutual funds sales for the second quarter in a row.

Conference Call

A conference call to discuss first quarter 2005 results will be held today at 10:00 a.m. Eastern Daylight Time. To participate in the live teleconference, please dial (888) 283-6901 or (719) 955-1564 (international). The live audio webcast (which will be listen-only) may be accessed at www.mmc.com. A replay of the webcast will be available beginning approximately two hours after the event. A continuous telephone replay will be available beginning at 1:00 p.m. Eastern Daylight Time, May 3 and continuing until midnight Eastern Daylight Time, May 9. To listen to the replay, please dial (888) 203-1112. Callers from outside the United States may listen to the replay by dialing (719) 457-0820. The access code for both numbers is 7633433.

MMC is a global professional services firm with annual revenues exceeding $12 billion. It is the parent company of Marsh, the world’s leading risk and insurance services firm; Guy Carpenter, the world’s leading risk and reinsurance specialist; Kroll, the world’s leading risk consulting company; Putnam Investments, one of the largest investment management companies in the United States; and Mercer, a major global provider of consulting services. Approximately 60,000 employees provide analysis, advice, and transactional capabilities to clients in over 100 countries. Its stock (ticker symbol: MMC) is listed on the New York, Chicago, Pacific, and London stock exchanges. MMC’s website address is www.mmc.com.

This press release contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, discussions concerning:

o the new business model of Marsh Inc.;
o the elimination of market services agreements ("MSA");
o growth in revenue and margin improvement;
o elimination of unprofitable accounts;
o investigations being conducted by state attorneys general and state superintendents or commissioners of insurance;
o net redemptions of Putnam mutual fund shares;
o pension funding; and
o insurance premium rates.

Such forward-looking statements are based on available current market and industry materials, experts’ reports and opinions, and long-term trends, as well as management’s expectations concerning current and future events impacting MMC. Forward-looking statements by their very nature involve risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by forward-looking statements that we make include:

o     the impact of litigation and regulatory proceedings brought by various state attorneys general and state insurance regulators;

o     the impact of class actions, derivative actions and individual suits brought by policyholders and shareholders (including MMC employees) asserting various claims, including claims under U.S. securities laws, ERISA, RICO, unfair business practices and other common law or statutory claims;

o      loss of producers or key managers;

o     inability to negotiate satisfactory compensation arrangements with insurance carriers or clients;

o     inability to reduce expenses to the extent necessary to achieve desired levels of profitability;

o     inability to collect previously accrued MSA revenue;

o     changes in the availability of, and the market conditions and the premiums insurance carriers charge for, insurance products;

o      the impact of litigation and other regulatory matters stemming from market-timing issues at Putnam;

o     changes in worldwide and national equity and fixed income markets;

o     actual and relative investment performance of the Putnam mutual funds;

o     the level of sales and redemptions of Putnam mutual fund shares;

o     changes in the value of investments made in individual companies and investment funds; and

o     changes in interest rates or the inability to access financial markets.

Forward-looking statements speak only as of the date on which they are made, and MMC undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events.

MMC is committed to providing timely and materially accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, MMC and its operating companies use their websites to convey meaningful information about their businesses, including the anticipated release of quarterly financial results and the posting of updates of assets under management at Putnam. Monthly updates of total assets under management at Putnam will be posted to the MMC website the first business day following the end of each month. Putnam posts mutual fund and performance data to its website regularly. Assets for most Putnam retail mutual funds are posted approximately two weeks after each month-end. Mutual fund net asset value (NAV) is posted daily. Historical performance and Lipper rankings are also provided. Investors can link to MMC and its operating company websites through www.mmc.com.

Marsh & McLennan Companies, Inc. Consolidated Statements of Income (In millions, except per share figures) (Unaudited)
	Three Months Ended March 31,

	2005	2004

Revenue:
Service Revenue	$3,125	$3,163
Investment Income (Loss)	57	33

Total Revenue	3,182	3,196

Expense:
Compensation and Benefits	1,932	1,635
Other Operating Expenses	978	793
Regulatory and Other Settlements	--	(5)

Total Expense	2,910	2,423

Operating Income	272	773
Interest Income	9	5
Interest Expense	(69)	(50)

Income Before Income Taxes and Minority Interest Expense	212	728
Income Taxes	74	281
Minority Interest Expense, Net of Tax	4	1

Net Income	$134	$446

Basic Net Income Per Share	$0.25	$0.85

Diluted Net Income Per Share	$0.25	$0.83

Average Number of
Shares Outstanding - Basic	531	525

Average Number of
Shares Outstanding - Diluted	536	540

Marsh & McLennan Companies, Inc. Supplemental Information - Revenue Analysis First Quarter (Millions) (Unaudited)
				Components of Revenue Change
	Three Months Ended March 31,		%Change GAAP	Currency	Acquisitions/ Dispositions	Underlying	Underlying Revenue excluding
	2005	2004	Revenue	Impact	Impact	Revenue	MSA Impact
Risk & Insurance Services
Risk Management and Insurance Broking	$ 1,172	$ 1,451	(19)%	2%	--	(21)%	(11)%
Reinsurance Broking and Services	282	283	--	2%	--	(2)%	(2)%
Related Insurance Services	294	233	26%	--	8%	18%	18%

Total Risk and Insurance Services	1,748	1,967	(11)%	1%	1%	(13)%	(5)%

Risk Consulting & Technology	264	26	933%	--	933%	--

Consulting
Human Resource Consulting	586	589	--	2%	--	(2)%
Specialty Consulting	210	180	17%	2%	2%	13%

	796	769	4%	2%	1%	1%
Reimbursed Expenses	38	35

Total Consulting	834	804	4%	2%	1%	1%

Investment Management	398	450	(12)%	--	--	(12)%

Total Operating Segments	3,244	3,247	--	1%	8%	(9)%	(4)%
Corporate Eliminations	(62)	(51)

Total Revenue	$ 3,182	$ 3,196

Notes

Underlying revenue measures the change in revenue, before the impact of acquisitions and dispositions, using consistent currency exchange rates. Underlying revenue for risk management and insurance broking decreased 21% in the first quarter, including a 10% decline related to market services agreements; and for the risk and insurance services segment underlying revenue decreased 13% in the first quarter including an 8% decline related to market services agreements.

Effective October 1, 2004 Marsh agreed to eliminate contingent compensation agreements with insurers. Market services revenue earned but not accrued at September 30, 2004 is recognized when collected or when confirmation of the amount of payment is received from the carriers. First quarter results include market services revenue of $32 million and $211 million in 2005 and 2004, respectively.

Interest income on fiduciary funds amounted to $35 million and $29 million for the three months ended March 31, 2005 and 2004, respectively.

Segment Reclassification

MMC has reclassified prior year amounts to reflect organizational changes that affected MMC's reportable segments. The following changes are reflected in the 2004 segment data presented above:

Risk Consulting and Technology, a new reportable segment, includes Kroll, Inc., which was acquired by MMC in July 2004 and portions of risk consulting business previously managed by Marsh. Services include: forensic accounting and litigation support; business continuity management; mass tort and complex liability mitigation; and comprehensive data services for the management of insurance, claims and legal data.

Putnam's defined contribution administration business was transferred from Putnam (Investment Management) to Human Resource Consulting (Consulting). Approximately 75% of the revenues earned by Mercer Human Resources from this transferred business are paid by Putnam. Putnam receives fees for investment management and administrative services, which are recorded as revenue. A fee related to administrative services is recorded as an expense by Putnam and as revenue by Mercer Human Resources. The inter-company revenue and expense are eliminated in consolidation. Corporate eliminations for 2004 reflect the additional inter-company revenue and expense resulting from the transfer of this business.

Marsh & McLennan Companies, Inc. Supplemental Information (Millions) (Unaudited)
	Three Months Ended March 31,
	2005	2004

Operating Income (Loss) Including Minority Interest Expense:
Risk & Insurance Services	$171	$633
Risk Consulting & Technology	37	4
Consulting	84	87
Investment Management	49	(24)
Corporate	(73)	72

	268	772

Minority Interest Expense, Net of Tax, Included Above:
Risk & Insurance Services	3	3
Investment Management	1	(2)

	4	1

Operating Income	$272	$773

Segment Operating Margins:
Risk & Insurance Services	9.8%	32.2%
Risk Consulting & Technology	14.0%	15.4%
Consulting	10.1%	10.8%
Investment Management	12.3%	(5.3)%
Consolidated Operating Margin	8.5%	24.2%
Pretax Margin	6.7%	22.8%
Effective Tax Rate	34.9%	38.6%
Shares Outstanding at End of Period	530	524
Potential Minority Interest Associated with the Putnam
Equity Partnership Plan Net of Dividend Equivalent
Expense Related to MMC Common Stock Equivalents	$--	$(1)

Note

MMC's consolidated effective tax rate was 34.9% in the first quarter of 2005. The effective tax rate applicable to ongoing operating income was 35%

Marsh & McLennan Companies, Inc. Supplemental Information - Putnam Assets Under Management (Billions) (Unaudited)
	March 31, 2005	Dec. 31, 2004		Sept. 30, 2004		June 30, 2004		March 31, 2004

Mutual Funds:
Growth Equity	$ 34	$ 38		$ 37		$ 41		$ 45
Value Equity	40	41		39		41		42
Blend Equity	26	28		27		28		30
Fixed Income	35	36		37		38		40

Total Mutual Fund Assets	135	143		140		148		157

Institutional:
Equity	35	40		40		39		44
Fixed Income	29	30		29		26		26

Total Institutional Assets	64	70		69		65		70

Total Ending Assets	$ 199	$ 213		$ 209		$ 213		$ 227

Assets from Non-US Investors	$ 35	$ 38		$ 36		$ 36		$ 38

Average Assets Under Management:
Quarter-to-Date	$ 204	$ 211		$ 209		$ 216		$ 234

Year-to-Date	$ 204	$ 217		$ 220		$ 225		$ 234

Impact of Net Redemptions including
Dividends Reinvested: (a)
Quarter-to-Date	$(9.7)	$(10.	7)	$(10.	5)	$(12.	2)	$(17.	6)

Year-to-Date	$(9.7)	$(51.	0)	$(40.	3)	$(29.	8)	$(17.	6)

Impact of Market/Performance on Ending
Assets Under Management	$(4.3)	$ 15.4		$ (2.1)		$ (1.	.4)	$ 4.5

Categories of mutual fund assets reflect style designations aligned with Putnam's various prospectuses. All quarter-end assets conform with the current investment mandate for each product.

(a) Excludes the impact of the acquisition of PanAgora in July 2004, which increased reported assets under management by $8.2 billion.

Marsh & McLennan Companies, Inc. Reconciliation of Non-GAAP Measures Three Months Ended March 31, 2005 (Millions) (Unaudited)
	Risk & Insurance Services(a)	Risk Consulting & Technology	Consulting	Investment Management	Corporate & Eliminations	Total

Operating Income As Reported	$171	$37	$84	$ 49	$(73)	$ 268

Restructuring Charges (b)	96	--	--	--	49	145

Other
Incremental Regulatory and Compliance (c)	43	-	-	-	(17)	26
Estimated Mutual Fund Reimbursement (d)	-	-	-	30	-	30
Employee Retention Awards	15	--	10	--	--	25
Other (e)	3	-	-	-	(3)	-
Minority Interest	-	-	-	(1)	-	(1)

	61	--	10	29	(20)	80

Net Adjustments	157	--	10	29	29	225

Operating Income As Adjusted	$328	$37	$94	$78	$(44)	$ 493

Operating Income Margin As Adjusted	18.8%	14.0%	11.3%	19.6%	N/A	15.5%

Reconciliation of the Impact of Non-GAAP Measures on Diluted Earnings Per Share

Net Income, As Reported		$134
Net Adjustments	$225
Tax Effect	79

		146

Net Income, As Adjusted		280
Average Diluted Shares Outstanding		536

Earnings Per Share, As Adjusted		$0.5	2

NON-GAAP MEASURES: MMC believes that the investors' understanding of its results and operations is enhanced by the disclosure of additional non-GAAP financial information. A number of noteworthy items impacted operating income in 2005. MMC believes this schedule provides a concise analysis of the effects of these items. Nonetheless, it is pertinent to note that the amounts shown in the captions Operating Income As Adjusted and Operating Income Margin As Adjusted are non-GAAP measures.

(a) Market services revenue of $32 million is included in Operating Income As Reported and Operating Income As Adjusted.

(b) Corporate expenses in 2005 include restructuring charges of $49 million related to the consolidation of office space in London. Mercer colleagues that were expected to occupy newly leased space will be relocated to existing Marsh office space. Because London real estate is managed by MMC and actions undertaken benefited MMC as a whole, rather than any particular operating company, the related charge was recorded in corporate expenses.

(c) Regulatory and compliance costs in the risk and insurance services segment includes professional services provided by other MMC companies. The inter-company amounts are eliminated in corporate.

(d) Represents estimated costs that Putnam believes will be necessary to address issues relating to the calculation of certain amounts paid by the Putnam mutual funds in previous years. The previous payments were cost reimbursements by the Putnam mutual funds to Putnam for transfer agency services related to defined contribution operations.

(e) Other primarily reflects accelerated leasehold aamortization and gain on the sale of the corporate jet.

Marsh & McLennan Companies, Inc. Reconciliation of Non-GAAP Measures Three Months Ended March 31, 2004 (Millions) (Unaudited)
	Risk & Insurance Services(a)	Risk Consulting & Technology	Consulting	Investment Management	Corporate & Eliminations	Total

Operating Income As Reported	$633	$ 4	$87	$(24)	$ 72	$ 772

Settlements (b)	--	--	--	100	(105)	(5)

Other
Severance	7	--	11	25	--	43
Incremental Regulatory and Compliance	--	--	--	14	--	14
Other (c)	--	--	--	1	--	1
Minority Interest	--	--	--	(5)	--	(5)

	7	--	11	35	--	53

Net Adjustments	7	--	11	135	(105)	48

Operating Income As Adjusted	$640	$ 4	$98	$ 111	$(33)	$ 820

Operating Income Margin As Adjusted	32.5%	15.4%	12.2%	24.7%	N/A	25.7%

Reconciliation of the Impact of Non-GAAP Measures on Diluted Earnings Per Share

Net Income, As Reported		$446
Net Adjustments	$48
Tax Credit (d)	(25)

		73

Net Income, As Adjusted		519
Average Diluted Shares Outstanding		540

Earnings Per Share, As Adjusted		$0.9	6

NON-GAAP MEASURES: MMC believes that the investors' understanding of its results and operations is enhanced by the disclosure of additional non-GAAP financial information. A number of noteworthy items impacted operating income in 2004. MMC believes this schedule provides a concise analysis of the effects of these items. Nonetheless, it is pertinent to note that the amounts shown in the captions Operating Income As Adjusted and Operating Income Margin As Adjusted are non-GAAP measures.

(a) Market services revenue of $211 million is included in Operating Income As Reported and Operating Income As Adjusted.

(b) Settlements include:
- Putnam's Settlements with the SEC and State of Massachusetts
- Corporate - Final Insurance Settlement related to WTC

(c) Other reflects incremental communication costs and the bonus impact on certain items.

(d) Reflects non-deductible Putnam settlement, credit related to insurance settlement of 40% tax rate and other charges and credit at 33% tax rate.

Marsh& McLennan Companies, Inc. Supplemental Information - Revenue Analysis 2004 Segment Reclassifications (Millions) (Unaudited)
The table below reflects the impact on previously reported segment revenue resulting from changes in business segments.
	Three Months Ended				Year
	March 31,	June 30,	Sept. 30,	Dec. 31,	Ended Dec. 31,

Risk & Insurance Services
As Reported in 2004	$ 1,994	$ 1,817	$ 1,774	$ 1,806	$ 7,391
Risk Consulting	(27)	(28)	(219)	(236)	(510)

	1,967	1,789	1,555	1,570	6,881

Risk Consulting & Technology
As Reported in 2004	-	-	-	-	-
Risk Consulting	26	26	218	235	505

	26	26	218	235	505

Consulting
Human Resource Consulting, As Reported in 2004	541	548	537	518	2,144
Defined Contribution Administration	48	47	47	42	184

	589	595	584	560	2,328

Specialty Consulting, As Reported in 2004	179	185	190	213	767
Business Risk Consulting	1	2	1	1	5

	180	187	191	214	772

	769	782	775	774	3,100
Reimbursed Expenses	35	40	39	45	159

	804	822	814	819	3,259

Investment Management
As Reported in 2004	461	446	429	421	1,757
Defined Contribution Administration	(11)	(12)	(14)	(10)	(47)

	450	434	415	411	1,710

Total Operating Segments	3,247	3,071	3,002	3,035	12,355
Corporate Eliminations
As Reported in 2004	(14)	(8)	(19)	(18)	(59)
Impact of Defined Contribution Administration	(37)	(35)	(33)	(32)	(137)

	(51)	(43)	(52)	(50)	(196)

Total Revenue	$ 3,196	$ 3,028	$ 2,950	$ 2,985	$ 12,159

Note

In the consulting segment, included as caption "As Reported in 2004" reflect the 2005 product line presentation.

Segment Reclassification

MMC has reclassified prior year amounts to reflect organizational changes that affected MMC's reportable segments. The following changes are reflected in the 2004 segment data presented above:

Risk Consulting & Technology, a new reportable segment, includes Kroll, Inc., which was acquired by MMC in July 2004 and portions of risk consulting business previously managed by Marsh. Services include: forensic accounting and litigation support; business continuity management; mass tort and complex liability mitigation; and comprehensive data services for the management of insurance, claims and legal data.

Putnam's defined contribution administration business was transferred from Putnam (Investment Management) to Human Resource Consulting (Consulting). Approximately 75% of the revenues earned by Mercer Human Resources from this transferred business are paid by Putnam. Putnam receives fees for investment management and administrative services, which are recorded as revenue. A fee related to administrative services is recorded as an expense by Putnam and as revenue by Mercer Human Resources. The inter-company revenue and expense are eliminated in consolidation. Corporate eliminations for 2004 reflect the additional inter-company revenue and expense resulting from the transfer of this business.

Marsh & McLennan Companies, Inc. Supplemental Information - Operating Income 2004 Segment Reclassifications (Millions) (Unaudited)
The table below reflects the impact on previously reported segment operating income resulting from changes in business segments.
	Three Months Ended				Year
	March 31,	June 30,	Sept. 30,	Dec. 31,	Ended Dec. 31,

Risk &Insurance Services
As Reported in 2004	$ 637	$ 455	$ (6)	$(834)	$ 252
Risk Consulting	(4)	(5)	(30)	(26)	(65)

	633	450	(36)	(860)	187

Risk Consulting & Technology
As Reported in 2004	-	-	-	-	-
Risk Consulting	4	5	30	26	65

	4	5	30	26	65

Consulting
As Reported in 2004	89	113	106	22	330
Defined Contribution Administration	(2)	(3)	--	(3)	(8)

	87	110	106	19	322

Investment Management
As Reported in 2004	(26)	95	55	(34)	90
Defined Contribution Administration	2	3	--	3	8

	(24)	98	55	(31)	98

Corporate, As Reported in 2004	72	(36)	(33)	(42)	(39)

Operating Income Including
Minority Interest	772	627	122	(888)	633
Minority Interest Expense, Net of Tax, Included
Above:
Risk &Insurance Services	3	4	5	3	15
Investment Management	(2)	1	1	--	--

	1	5	6	3	15

Operating Income	$ 773	$ 632	$ 128	$(885)	$ 648

Marsh & McLennan Companies, Inc. Consolidated Balance Sheet (Millions) (Unaudited)
	March 31, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$910	$1,396
Net receivables	3,024	2,890
Other current assets	275	601

Total current assets	4,209	4,887
Goodwill and intangible assets	8,112	8,139
Fixed assets, net	1,319	1,387
Long-term investments	375	558
Prepaid pension	1,371	1,394
Other assets	2,161	1,972

	$17,547	$18,337

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term debt	$547	$636
Accounts payable and accrued liabilities	1,793	1,834
Regulatory settlements - current portion	311	394
Accrued compensation and employee benefits	1,024	1,591
Accrued income taxes	300	280
Dividends payable	91	--

Total current liabilities	4,066	4,735
Fiduciary liabilities	4,112	4,136
Less - cash and investments held in
a fiduciary capacity	(4,112)	(4,136)

	--	--
Long-term debt	4,689	4,691
Regulatory settlements	595	595
Pension, postretirement and postemployment benefits	1,347	1,333
Other liabilities	1,822	1,927
Total stockholders' equity	5,028	5,056

	$17,547	$18,337